UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2016

VISCOUNT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49746	88-0498181
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9

(Address of principal executive offices) (Zip code)

(604) 327-9446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

2016 Annual Meeting of Stockholders

On July 28, 2016, Viscount Systems, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). There were holders of the Company’s securities entitled to 185,821,549 votes of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 79% of the voting rights of the outstanding shares of common stock, par value $0.001 per share, Series A Convertible Redeemable Preferred Stock, par value $0.001 per share and Series B Preferred Stock, par value $0.001 per share of the Company on June 22, 2016, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect Ambassador Ned Siegel and Alexander Buehler as directors, each to hold office until the 2017 Annual Meeting of Stockholders or until his successor is elected and qualified:

Nominee	Shares Voted For	Shares Abstaining
Ambassador Ned Siegel	118,548,806	8,686,395
Alexander Buehler	117,970,426	9,264,775

Proposal 2: To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending December 31, 2016.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes For
150,358,299	2,294,187	21,991	33,147,072

Proposal 3: To ratify an amendment to the Company’s Amended and Restated Articles of Incorporation, to increase the number of shares of common stock, par value $0.001 per share, of the Company authorized for issuance by 2,700,000,000 shares from 300,000,000 shares to 3,000,000,000 shares.

Shares Voted For	Shares Against	Shares Abstaining	Broker Non-Votes For
128,049,852	24,047,143	577,481	33,147,073

Proposal 4: To conduct a non-binding advisory vote on the 2015 executive compensation of the Company’s named executive officers.

Shares Voted For	Shares Against	Shares Abstaining
117,500,522	9,319,734	414,945

Proposal 5: To conduct a vote on the frequency of future advisory votes on executive compensation.

Three Years	Two Years	One Year	Shares Abstaining
116,158,319	7,465,417	3,340,320	261,145

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISCOUNT SYSTEMS, INC.

Dated: August 3, 2016	By:	/s/ Scott Sieracki
	Name:	Scott Sieracki
	Title:	Interim Chief Executive Officer

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